Exhibit 5.1

[Bass, Berry & Sims PLC Letterhead]

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

October 11, 2017

CoreCivic, Inc.

10 Burton Hills Boulevard

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as counsel to CoreCivic, Inc., a Maryland corporation (“CoreCivic”), and special counsel to the subsidiary guarantors of CoreCivic set forth in the Post-Effective Amendment No. 1 filed with Securities and Exchange Commission (the “Commission”) on October 11, 2017 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3ASR initially filed on May 15, 2015 (File No. 333-204234) (together with the Post-Effective Amendment, the “Registration Statement”), in connection with the preparation and filing of the Post-Effective Amendment under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the offering, from time to time, of one or more series of registered debt securities to be issued by CoreCivic (the “Debt Securities”) and of guarantees to such Debt Securities (the “Guarantees”) by the Subsidiary Guarantors listed on Schedule I attached hereto (the “Subsidiary Guarantors”), pursuant to a form of indenture for senior notes filed with the Registration Statement on Form S-3ASR on May 15, 2015, as may be executed, amended or supplemented from time to time (collectively, the “Indenture”). The offering of the Debt Securitites and the Guarantees will be as set forth in the base prospectus, dated as of May 15, 2015, forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

In rendering our opinions herein, we have relied upon certificates signed by officers of CoreCivic and the Subsidiary Guarantors with respect to various factual matters without having independently verified such factual matters, and certificates of public officials referred to below. We are opining herein as to the Delaware Limited Liability Company Act and the Tennessee Revised Limited Liability Company Act, as applicable to those certain Subsidiary Guarantors organized under such Delaware and Tennessee laws listed in Schedule II hereto (the “Specified Guarantors”), and, with respect to the opinions set forth in paragraphs 2 and 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware and Tennessee, any laws other than the limited liability company acts listed above, or as to any matters of municipal law or the laws of any local agencies within any state. We call to your attention that certain of the Subsidiary Guarantors are organized or incorporated, as the case may be, in the States of Maryland, California, Colorado, Nevada, Oklahoma and Texas, as indicated in Schedule I hereto. Various matters concerning the laws of the States of Colorado and Nevada are addressed in the letter of Brownstein Hyatt Farber Schreck, LLP. Various matters concerning the laws of the States of California, Maryland, Oklahoma and Texas are

October 11, 2017

addressed in the letters of Latham & Watkins, LLP, Miles & Stockbridge P.C., McAfee & Taft, P.C. and Liechty, McGinnis, Berryman & Bowen, LLP, respectively. We express no opinion with respect to those matters.

We have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, the legal capacity of all natural persons and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents (the “Reference Documents”):

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	The certified articles of organization or certificates of organization of the Specified Guarantors, as certified by the Secretary of State offices of the State of Tennessee and the State of Delaware, as applicable, as of a recent date;

(d)	The operating agreements of the Specified Guarantors;

(e)	The certificates signed by officers of CoreCivic and the Subsidiary Guarantors with respect to various factual matters;

(f)	The Indenture;

(g)	The certificates of good standing issued by the Secretary of State offices of the State of Tennessee and the State of Delaware for each of the Specified Guarantors, as applicable, dated as of a recent date; and

(h)	Such other documents we have deemed appropriate or necessary for issuance of this opinion.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of any changes in the facts or law relating to the matters covered by this opinion that may hereafter come to our attention.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	Each Specified Guarantor is validly existing as a limited liability company in good standing under the laws of the States of Delaware and Tennessee, as applicable.

2.	When (i) the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of CoreCivic, (ii) the specific terms of a particular series of

October 11, 2017

Debt Securities have been duly established in accordance with the terms of the applicable Indenture, and authorized by all necessary corporate action of CoreCivic, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable underwriting agreement, the applicable Indenture and in the Registration Statement, the Prospectus and any prospectus supplement relating thereto and as contemplated by such corporate action, such Debt Securities will be the legally valid and binding obligations of CoreCivic, enforceable against CoreCivic in accordance with their terms.

3.	When (i) the specific terms of any Guarantees of such series of Debt Securities and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture, so as not to violate applicable law or rule or regulation thereunder applicable to the Subsidiary Guarantors, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Subsidiary Guarantors, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Subsidiary Guarantors and (B) duly authorized by proper action of the governing body in accordance with the governing documents of the Subsidiary Guarantors, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto, such Guarantee will be a legally valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

4.	When the specific terms of any Guarantees of such series of Debt Securities and the terms of the offering thereof have been duly established in conformity with the applicable Indenture, each of the Specified Guarantors will have the requisite limited liability company power to guarantee such Debt Securities pursuant to the terms of, and to perform its obligations under, the Indenture.

The opinions expressed above with respect to the valid and binding nature of obligations may be limited by the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law); (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. The opinions rendered herein do not include opinions with respect to compliance with laws relating to permissible rates of interest.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

October 11, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus or any Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC

Schedule I

Subsidiary Guarantors

Correctional Alternatives, LLC	California limited liability company
Correctional Management, Inc.	Colorado corporation
CoreCivic, LLC	Delaware limited liability company
CCA International, LLC	Delaware limited liability company
CoreCivic TRS, LLC	Maryland limited liability company
CCA South Texas, LLC	Maryland limited liability company
Avalon Correctional Services, Inc.	Nevada corporation
Carver Transitional Center, L.L.C.	Oklahoma limited liability company
Fort Worth Transitional Center, L.L.C.	Oklahoma limited liability company
Southern Corrections Systems of Wyoming, L.L.C.	Oklahoma limited liability company
Turley Residential Center, L.L.C.	Oklahoma limited liability company
Avalon Tulsa, L.L.C.	Oklahoma limited liability company
CoreCivic of Tennessee, LLC	Tennessee limited liability company
CCA Health Services, LLC	Tennessee limited liability company
Prison Realty Management, LLC	Tennessee limited liability company
Technical and Business Institute of America, LLC	Tennessee limited liability company
TransCor America, LLC	Tennessee limited liability company
ACS Corrections of Texas, L.L.C.	Texas limited liability company
Avalon Corpus Christi Transitional Center, LLC	Texas limited liability company
Avalon Transitional Center Dallas, LLC	Texas limited liability company
EP Horizon Management, LLC	Texas limited liability company

Schedule II

Specified Guarantors

CoreCivic, LLC	Delaware limited liability company
CCA International, LLC	Delaware limited liability company
CoreCivic of Tennessee, LLC	Tennessee limited liability company
CCA Health Services, LLC	Tennessee limited liability company
Prison Realty Management, LLC	Tennessee limited liability company
Technical and Business Institute of America, LLC	Tennessee limited liability company
TransCor America, LLC	Tennessee limited liability company